UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2017

Walter Investment Management Corp.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001- 13417	13-3950486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Virginia Drive, Suite 100

Fort Washington, PA 19034

(Address of principal executive offices, including zip code)

(844) 714-8603

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition

On December 6, 2017, Walter Investment Management Corp. (the “Company”) announced that Jerry Lombardo, age 47, will succeed Gary Tillett as the Company’s Chief Financial Officer. Mr. Tillett will continue to serve as the Company’s Chief Financial Officer through a date mutually agreed between Mr. Tillett and the Company between February 1, 2018 and February 15, 2018. Mr. Lombardo’s employment with the Company will commence on a date reasonably agreed upon by Mr. Lombardo and the Company, which will be no later than February 1, 2018, and Mr. Lombardo will commence service as the Company’s CFO thereafter as agreed by the Company and Mr. Lombardo.

Pursuant to that certain offer letter between Mr. Lombardo and the Company, dated November 30, 2017 (the “Offer Letter”), Mr. Lombardo will receive an annual base salary of $450,000, and a target annual incentive bonus opportunity for calendar year 2018 of $500,000 based on Company performance and other objectives to be established by the Company’s Board of Directors. For 2018, Mr. Lombardo will receive two grants under the Company’s long-term incentive plan to be implemented following the effective date of the Company’s reorganization under Chapter 11 of the U.S. Bankruptcy Code, including (1) a grant with a targeted value of $290,000, such amount vesting over two years, and (2) a 2018 incentive grant with a targeted value of $500,000 with vesting to be determined by the Company’s Board of Directors generally consistent with the long-term incentive grants made to other senior management of the Company. Mr. Lombardo will also receive a one-time sign-on bonus in the amount of $735,000, payable in a lump-sum cash payment, subject to full clawback if Mr. Lombardo resigns or is terminated for “cause” (as defined in the Offer Letter) prior to the first anniversary of his start date and a pro-rata clawback if he is terminated without “cause” prior to the first anniversary of his start date. Mr. Lombardo will be entitled to severance payments equal to twelve months of base salary if he is terminated by the Company without “cause.” Mr. Lombardo will receive relocation benefits and health, welfare and retirement benefits in accordance with Company policies. Mr. Lombardo also executed with the Company that certain Confidentiality, Non-Interference, and Invention Assignment Agreement.

Mr. Lombardo served as a Managing Director & Treasurer of the Consumer and Community Bank at JP Morgan Chase & Co from 2013 to 2017. He held a number of senior finance roles including the Global Head of Funding & Liquidity for Ally Financial, Finance Executive at Cerberus Capital Management, Senior Managing Director at FTI Consulting and as Chief Financial Officer of Refco. Mr. Lombardo is a Certified Public Accountant and received his Bachelor of Business Administration in Accounting from Pace University.

There are no family relationships between Mr. Lombardo and any directors or officers of the Company. There have been no transactions nor are there any proposed transactions between the Company and Mr. Lombardo that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Gary Tillett will retire as the Company’s Chief Financial Officer and will resign and from all other positions with the Company and its subsidiaries effective on a date as mutually agreed between Mr. Tillett and the Company between February 1, 2018 and February 15, 2018 (the “Retirement Date”). Pursuant to the terms of that certain Retirement Agreement between Mr. Tillett and the Company, dated December 6, 2017 (the “Retirement Agreement”), Mr. Tillett will continue to receive his current base salary of $500,000 per annum and will remain eligible to participate in the Company’s employee benefit programs in accordance with their terms through the Retirement Date.

As part of the Company’s Prepackaged Chapter 11 Plan of Reorganization (the “Plan”), the Company has determined that Mr. Tillett’s current employment agreement with the Company dated January 28, 2014 (the “Employment Agreement”) and the cash-based award agreement with the Company dated November 3, 2016 (the “Award Agreement”) will be rejected. In settlement of the claim that Mr. Tillett will have as a result of the Company’s rejection of such agreements, Mr. Tillett will be entitled to receive a cash payment equal to $500,000, payable in a lump-sum (the “Settlement Payment”). The Settlement Payment will be paid to Mr. Tillett on the first regularly scheduled payroll date following (and subject to) Mr. Tillett’s timely execution, delivery and non-revocation of a Release of Claims, which Release of Claims must be executed on or within ten (10) days following the Retirement Date. The Settlement Payment will be an allowed general unsecured claim against the Company. Certain provisions of Mr. Tillett’s Employment Agreement will remain in force for the post-employment periods as specified in the Employment Agreement, including Section 8(c) (Non-Solicit), Section 9 (Non-Disparagement), Section 10 (Confidentiality), Section 11 (Clawback), Section 12 (Indemnification and Insurance), and Section 13 (Tax Delay in Payment). The effectiveness of the Retirement Agreement is contingent upon confirmation of the Plan by the United States Bankruptcy Court and the Plan’s provision that allowed general unsecured claims are unimpaired by the Plan. In the event that either of the foregoing conditions are not met, the Employment Agreement and the Award Agreement will remain in full force and effect.

The foregoing summaries of the Offer Letter and the Retirement Agreement do not purport to be complete and are qualified in their entirety by reference to the text of each of the Offer Letter and Retirement Agreement.

Appointment of Chief Operations Officer

On December 6, 2017, the Company announced the appointment of Jeffrey Baker, age 54, the Company’s President of Reverse Mortgage Solutions, Inc. (“RMS”) as its Chief Operations Officer effective immediately. Mr. Baker has served as President of RMS since October 2016. Mr. Baker is a current executive officer of the Company. The biographical and other information for Mr. Baker has been previously reported and is incorporated by reference herein from the heading “Management – Executive Officers Who Are Not Directors” in the Company’s Proxy Statement on Schedule 14A filed with the SEC on April 5, 2017. Mr. Baker is currently a party to an employment agreement with the Company.

On December 6, 2017, the Company issued a press release announcing the foregoing management transition and Chief Operations Officer appointment. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

See Exhibit Index.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated December 6, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Walter Investment Management Corp.

Date: December 6, 2017	By:	/s/ John J. Haas
John J. Haas, General Counsel, Chief Legal Officer and Secretary